Exhibit 23.1
Independent Registered Public Accounting Firm’s Consent

We consent to the incorporation by reference in the Registration Statement of MARA Holdings, Inc. on Form S-3 (File Nos. 333-241688, 333-251309, 333-252053, 333-262656, 333-275149 and 333-277498), and Form S-8 (File Nos. 333-239565, 333-252950, 333-258928 and 333-277645), of our report dated March 3, 2025, with respect to our audits of the Consolidated Financial Statements of MARA Holdings, Inc. as of December 31, 2024 and 2023 and for the years ended December 31, 2024, 2023 and 2022 and our report dated March 3, 2025 with respect to our audit of internal control over financial reporting of MARA Holdings, Inc. as of December 31, 2024, which reports are included in this Annual Report on Form 10-K of MARA Holdings, Inc. for the year ended December 31, 2024.

Our report on the consolidated financial statements refers to a change in the method of accounting for digital assets effective January 1, 2023.

Our report on the internal control over financial reporting refers to subsidiaries that were excluded from our audit.

/s/ Marcum LLP

Marcum LLP
Costa Mesa, CA
March 3, 2025